UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2004, Gateway, Inc. (“Gateway”), as a borrower, entered into a Credit Agreement (the “Credit Agreement”) with certain of Gateway’s subsidiaries, also as borrowers (such subsidiaries and Gateway collectively, the “Borrowers”), and certain other subsidiaries of Gateway, as guarantors (such subsidiaries and the Borrowers, collectively the “Credit Parties”), the other lenders signatory thereto (the “Lenders”) and General Electric Capital Corporation (GE Commercial Finance) (for itself as Lender and as Agent for the Lenders). The Credit Agreement provides for a revolving credit facility (including a letter of credit sub-facility) of up to an aggregate of $200 million. Borrowings under the Credit Agreement would bear interest, at Gateway’s election, based on LIBOR or a base rate.

Gateway, each other Borrower and each other Credit Party guaranteed the obligations of the other Borrowers under the Credit Agreement. The obligations under the Credit Agreement are secured by substantially all of the Credit Parties’ inventory and accounts receivable and certain deposit accounts into which the accounts receivable is initially deposited.

The Credit Agreement will expire on October 31, 2009, at which time all outstanding amounts under the Credit Agreement will be due and payable. The Credit Agreement contains usual and customary convenants for transactions of this type and an obligation of the Credit Parties to maintain $150 million of unrestricted cash or cash equivalents. In the event of a default by Gateway or the other Credit Parties, the Agent may, and at the direction of the requisite number of Lenders shall, terminate the Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Agent under the Credit Agreement and the related documents. For certain events of default related to insolvency and receivership, the commitments of the Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Credit Agreement dated October 30, 2004, among Gateway, Inc, Gateway Professional LLC, Gateway Manufacturing LLC, eMachines, Inc.; other Credit Parties signing the Credit Agreement; General Electric Capital Corporation; and other Lenders signing the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2004

GATEWAY, INC.

By:	/s/ RODERICK M. SHERWOOD III
Roderick M. Sherwood III Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated October 30, 2004, among Gateway, Inc, Gateway Professional LLC, Gateway Manufacturing LLC, eMachines, Inc.; other Credit Parties signing the Credit Agreement; General Electric Capital Corporation; and other Lenders signing the Credit Agreement.